UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2007

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities

As previously reported on the Encorium Group, Inc.'s (the "Company") Form 8-K/A filed with the Securities and Exchange Commission on September 1, 2006 and the Company's Form 8-K filed with the Securities and Exchange Commission on November 6, 2006, under the terms of an Amended and Restated Combination Agreement dated July 6, 2006 (the "Combination Agreement"), pursuant to which the Company acquired all of the issued and outstanding shares of Remedium Oy ("Remedium") on November 1, 2006, the former stockholders of Remedium are entitled to receive an additional number of shares of the Company's common stock, which we refer to as the "hold-back" shares on the first anniversary of the closing of the Agreement.

In accordance with the terms of the Combination Agreement, on November 1, 2007, the Company issued 706,714 hold-back shares to the former stockholders of Remedium, representing the quotient obtained by dividing 2,000,000 by $2.83.

The hold-back shares issued to the former Remedium stockholders were issued in reliance upon the exemption from registration under the Securities Act of 1933 (the "Act") provided by Section 4(2) of the Act. The Combination Agreement, pursuant to which the hold-back shares were issued, was privately negotiated with the nine parties who were then stockholders of Remedium, all of whom are non-US persons, and the transaction did not involve any general solicitation. The hold-back shares acquired by the former Remedium stockholders are subject to applicable securities laws relating to any disposition of the shares.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: November 01, 2007	By:	/s/ Lawrence R. Hoffman
Lawrence R. Hoffman
Executive Vice President, General Counsel, Secretary and Chief Financial Officer